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                                                                    Exhibit 10.2

JPS INDUSTRIES, INC.

555 North Pleasantburg Drive
Suite 202
Greenville, S.C. 29807-2181

Phone: (864) 239-3916
Fax: (864) 271-9939

Michael L. Fulbright
Chairman, President and
Chief Executive Officer



May 8, 2002



Mr. Charles R. Tutterow
18315 Invergorden Lane
Cornelius, NC 28031

Dear Mr. Tutterow:

         We are writing with respect to your employment agreement (the "Agreement") with JPS Industries, Inc. (the "Company") dated May 30, 2000, a copy of which is attached hereto. The Company desires to amend the Agreement by extending the term of employment in the Agreement from May 31, 2002 to December 31, 2002. All references in the Agreement to May 31, 2002, shall hereafter be deemed to be December 31, 2002, and all references to the "Employment Period" shall hereafter be deemed to end on December 31, 2002. All other terms, definitions and conditions in the Agreement shall remain unchanged, and the Agreement shall remain in full force and effect with no changes other than as specifically referenced herein.

         If the foregoing is satisfactory to you, please so indicate by signing and returning to the Company the enclosed copy of this letter agreement.

                                              JPS INDUSTRIES, INC.

                                              /s/ Michael L. Fulbright
                                              ----------------------------------
                                              President and C.E.O.

ACCEPTED AND AGREED TO:

/s/ Charles R. Tutterow
---------------------------
Charles R. Tutterow





F-451-J-1